EXHIBIT 23.1

The Directors Seven Arts Pictures plc 30 Hertford Street London W1J 7SG	Our refQISDITS/2009/Project Seven Arts /Consent Ltr

                                                16 April 2009

Dear Sirs

Seven Arts Pictures Plc ('the Company') - Form F-I Registration Statement under the Securities Act of 1933

We hereby give our consent to the inclusion in Index F2 of the Company's Form F-1 Registration Statement under the Securities Act of 1933 (the 'Document') issued by the Company of our audit report dated 16th April 2009 on the non-statutory financial statements for the 15 months ended 30 June 2008, and for each of the three years ended 31 March 2007, in the form and context in which it is included.

Yours faithfully

    /s/ Mazars LLP

Mazars LLP

Mazars LLP - Tower Bridge House - St Katharine's Way - London - E1W 1 DD
Tel: +44 (0)20 7063 4000 - Fax: +44 (0)20 7063 4001 - www.mazars.co.uk
Mazars LLP is the UK firm of Mazars, an integrated international advisory and accountancy organisation. Mazars LLP is a limited liability partnership registered in England and Wales with registered number 0C308299 and with its registered office at Tower Bridge House, St Katharine's Way, London El W 10D.